UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2017

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 National Business Parkway Annapolis Junction, MD	20701
(Address of principal executive offices)	(Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, Didier Teirlinck was appointed to the Board of Directors (the “Board”) of Colfax Corporation (the “Company”), increasing the size of the Board from nine to ten members. The Board affirmatively determined that Mr. Teirlinck has no material relationship with the Company or any of its consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and meets the requirements of an “independent director” as defined in the Section 303A.02 of the NYSE’s Listed Company Manual for purposes of service on the Board. In addition, Mr. Teirlinck has not been a participant in any related person transaction as defined under the Securities and Exchange Commission’s rule and the Company’s Policy Regarding Related Person Transactions. In connection with this appointment, the Company also announced that current director San Orr will retire from the Board effective with the 2018 Annual Meeting. The full text of the Company’s press release regarding the above disclosed changes on September 19, 2017 is attached hereto as Exhibit 99.1.

Consistent with the terms of Colfax Corporation’s director compensation package for non-employee directors, Mr. Teirlinck received a grant of 5,556 restricted stock units upon his appointment to the Board. These restricted stock units will vest in three equal installments on the first three anniversaries of the grant date and will be delivered upon termination of service from the Board. He will also receive an annual cash retainer of $80,000 and an annual equity award of $125,000, consisting of 50% director restricted stock units that vest after one year of service on the Board and 50% director stock options that are fully vested upon grant and exercisable for a seven-year term, which equity awards are made at the time of the Company’s annual shareholders meeting. The Board has approved a director deferred compensation plan which will allow Mr. Teirlinck to defer the delivery of the director restricted stock units and to receive, at his discretion, deferred stock units in lieu of his annual cash retainer and meeting fees.

In connection with Mr. Teirlinck’s appointment to the Board, he and the Company entered into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which was previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-148486).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Colfax Corporation press release dated September 19, 2017

EXHIBIT INDEX

99.1	Colfax Corporation press release dated September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017	COLFAX CORPORATION

	By:	/s/ Christopher M. Hix
		Name:	Christopher M. Hix
		Title:	Senior Vice President, Finance Chief Financial Officer and Treasurer